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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date earliest event reported) December 26, 1996
                                                       -----------------

                   MASTER GLAZIER'S KARATE INTERNATIONAL, Inc.
             ------------------------------------------------------
             (exact name of registrant as specified in its charter)

                                    DELAWARE
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)

                      0-23236                   22-3234110
              ----------------------------------------------------
              (Commission File Number)(IRS Employer Identification
                                       Number)

                      377 Hoes Avenue, Piscataway, NJ     07884
               --------------------------------------------------
               (Address of principal executive offices) (Zip Code)

        Registrant's Telephone Number, Including Area Code:(908) 981-0077
                                                            -------------

              570 North Broad Street, Suite 16, Elizabeth, NJ 07029
              -----------------------------------------------------
              (Former name or former address, if changed since last
                                    report)


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Item 5.           Other Events.
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         On December 26, 1996, Master Glazier's Karate International, Inc. (the
"Registrant") entered into a Stock Exchange Agreement (the "Agreement") with each of Mark Glazier (the Registrant's President and Chairman of the Board), Fair Lane, LLC., Cristine Cowan, Euro Translation Limited and CRC Partners, Ltd. (collectively, the "Preferred Stockholders") pursuant to which the Preferred

Stockholders exchanged an aggregate of 750,000 shares of the Registrant's Series A Preferred Stock (the "Preferred Stock") for 5,000,000 shares (the "Common Shares") of common stock of the Registrant, par value $.0001 per share (the "Common Stock"), and 10,000,000 options (the "Options"), each exercisable to purchase one (1) share of Common Stock. The Options become exercisable on April 17, 1997 at an exercise price of $.0001 per share. As a result of the transaction, there are currently no shares of Series A Preferred Stock issued and outstanding and 10,350,000 shares of Common Stock issued and outstanding as of December 26, 1996.

Item 7.           Financial Statements and Exhibits
------            ---------------------------------

c) Exhibits

Exhibit
No.               Document
--                --------

(a) Stock Exchange Agreement dated December 26, 1996 by and among the Registrant and the Preferred Stockholders.


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                                   SIGNATURES
                                   ----------

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.

                                     Master Glazier's Karate International, Inc.

                                            By:  /s/ Mark Glazier
                                                 -------------------------------
                                                 Mark Glazier
                                                 President

Dated:   January 2, 1997